EXHIBIT 99.1

NEWS RELEASE

CONTACTS:	Victory Energy Corporation
Kenny Hill, CEO
512-347-7300

Public Relations: Roepke Public Relations Katherine Roepke kroepke@roepkepr.com

Natalie Howell nhowell@roepkepr.com 612-677-1717

VICTORY ENERGY OBTAINS $36 MILLION
OF BANK AND PRIVATE PLACEMENT FUNDING

AUSTIN, Texas – February 25, 2014 – Victory Energy Corporation, (Victory Energy) (OTCQB: VYEY), a publicly held, independent, growth-oriented oil and gas company, today announced it has obtained $36.4 million of bank and private-placement funding through its interest in Aurora Energy Partners. The Company, as controlling manager of Aurora, plans to utilize a $26.4 million credit facility from Texas Capital Bank and additional capital of up to $10 million being raised by Navitus Energy Group (Victory’s partner in Aurora), to help it rapidly grow the company through acquisitions and property development. The funding round represents a seven times multiple to the current $5 million market value of the company.

“We are tremendously excited to have a bank like Texas Capital recognize the strength of our management team and the value of our growing portfolio of Permian Basin assets. This funding round is a validation of our business model and will significantly accelerate our growth. Over the past year we’ve grown our proved reserves by 85% and by utilizing this current funding round to acquire proved, producing assets, we anticipate a significant acceleration in reserve growth. As we grow, we will continue to focus on creating shareholder value by rapidly growing unconventional oil, and liquids-rich natural gas reserves on existing properties and through the acquisition of new resource properties. We expect that our Permian Basin focus will offer better than 20% rates of return (ROR) on investment capital and break-even points below $65 per barrel of oil. This focus on returns is achieved by targeting the predictable resources plays, favorable operating environment, and consistent reservoir quality across multiple target horizons, and high drilling success rates of the Permian Basin of Texas.” said Kenny Hill, CEO of Victory.

Victory is headquartered in Austin, Texas, with additional technical and specialized resources located in Midland, Texas.

The Company, as controlling manager of Aurora, acquired $26.4 million of the financing through Aurora’s credit facility with Texas Capital Bank (Dallas) and expects to acquire an additional $10 million from an existing relationship with Navitus Energy Group (Austin). Texas Capital bank provides funding to hundreds of leading independent oil and gas companies and has over $10.8 billion in total assets. Navitus Energy Group is a private partnership made-up of over 100 individual sophisticated investors that have provided funding to the company directly and through a private placement that began in October 2012. The company also continues to benefit from a funding relationship with Visionary Private Equity Group of Springfield, Missouri.

Additional information about the company, including investor presentations, current asset highlights and an in depth oil and gas learning center can be found on their web site at http://www.vyey.com.

Please note that Victory Energy intends to use its website, www.vyey.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Victory Energy website in the "Investor Relations" section. Accordingly, investors should monitor such portions of the Victory Energy website in addition to following press releases, SEC filings and public conference calls and webcasts.

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ABOUT VICTORY ENERGY CORPORATION

Victory Energy Corporation (OTCQB: VYEY) is a publicly held, independent, growth-oriented exploration and production company, headquartered in Austin, Texas, with additional technical and specialized resources located in Midland, Texas. The company is focused on creating shareholder value by rapidly growing unconventional oil, liquids-rich natural gas reserves and cash-flow via continued low-risk vertical well development on existing properties through the acquisition of new resource properties, offering better that 20% rates of return (ROR) on investment capital and break-even points below $65 per barrel oil price.

This focus on returns is achieved by targeting the predictable resources plays, favorable operating environment, consistent reservoir quality across multiple target horizons, long-lived reserve characteristics, and high drilling success rates of the Permian Basin of Texas and southeast New Mexico. The company plans to utilize its recently acquired $26 million credit facility and access to $10 million of private placement capital from its partner Navitus Energy Group, to aggressively grow the companies Permian assets through targeted acquisitions of producing properties with upside development potential.

The company strategically utilizes both internal capabilities and strategic industry relationships to acquire non-operated, high-grade working interest positions in predictable, low-to-moderate risk oil and gas prospects. Over the next 18 months, the company anticipates the addition of operating resources and technical capabilities required to manage the anticipated acquisitions in the business plan.

Victory Energy has carefully assembled a management team with more than 117 years of direct and relevant oil and gas experience. The company also utilizes a team of third-party professionals on an as-needed basis. This team includes geologists for prospect evaluation and assessment and reservoir engineering resources for the analysis of current and new properties. Reserve reporting is performed by a third-party engineer located in Midland, Texas. Each independent operator utilized by the company also has their own array of experts tailored for the specific formations and well completion techniques of each property the company holds an interest in.

Victory Energy is a SEC current reporting company. The Company is traded under the ticker symbol VYEY on the OTCQB tier, operated by OTC Markets Group (The Venture Stage Marketplace with Reporting Companies).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimated,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “project,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s website at www.sec.gov, and on the Company’s website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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